UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM  8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 3, 2014

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

 (Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa  52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 28, 2014, Lee Enterprises, Incorporated (the “Company”) filed a Form 8-K (the “Original Filing”) announcing it and certain of its subsidiaries (collectively, the “Company Parties”) had entered into an Exclusivity Extension Letter with the Commitment Parties. Under the parties’ January 31, 2014 Commitment Letter, the Company Parties originally agreed not to solicit other proposals during the period of January 31, 2014 to March 3, 2014, subject to a customary “fiduciary out,” for the refinancing of the Company’s existing 2nd Lien Agreement.

The Exclusivity Extension Letter, which extended the exclusivity period until March 31, 2014, contained a scrivener’s error indicating that the fiduciary out required that the Company Parties must proceed in good faith and on the advice of outside counsel to the Commitment Parties before pursuing other proposals. The provision should have stated that the Company Parties must proceed in good faith and on the advice of outside counsel to the Company Parties.  Attached as Exhibit 10.1 is the updated Exclusivity Extension Letter, which is incorporated herein by reference and corrects this error.

Also, the Original Filing should have clarified that the Exclusivity Extension Letter did not change the Commitment Parties’ January 31, 2014 to March 31, 2014 commitment period.  There are no other corrections or clarifications to the Original Filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1
Exclusivity Extension Letter dated February 27, 2014 among Lee Enterprises, Incorporated, and the following Commitment Parties:   Mudrick Capital Management, LP, Cohanzick Management, LLC, CVC Credit Partners, LLC, Hawkeye Capital Management, LLC, Aristeia Capital, L.L.C. and Franklin Mutual Advisors, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: March 5, 2014	By:
Carl G. Schmidt
Vice President, Chief Financial Officer
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1
Exclusivity Extension Letter dated February 27, 2014 among Lee Enterprises, Incorporated, Mudrick Capital Management, LP, Cohanzick Management, LLC, CVC Credit Partners, LLC, Hawkeye Capital Management, LLC, Aristeia Capital, L.L.C. and Franklin Mutual Advisors, LLC

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